Filed pursuant to Rule 424(b)(5)
Reg. Statement No. 333-293886

PROSPECTUS SUPPLEMENT

(To prospectus dated February 27, 2026)

Sunstone Hotel Investors, Inc.

$300,000,000

Common Stock

We have entered into a joint equity distribution agreement, dated as of August 10, 2026, with each of BofA Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, M&T Securities, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each a sales agent and, collectively, the sales agents, and, if applicable, the relevant forward purchasers (as defined below), relating to the offer and sale of shares of common stock, $0.01 par value per share, or common stock, having an aggregate offering price of up to $300,000,000, to be made from time to time under this prospectus supplement and the accompanying prospectus through the sales agents, as our sales agents or, if applicable, as forward sellers (as defined below), or directly to the sales agents as principals for their own accounts. Upon entry into the equity distribution agreement, we terminated our prior at-the-market program. At the time of such termination, shares of common stock having an aggregate gross sales price of up to $300,000,000 remained unsold under such prior program.

The equity distribution agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the sales agents, we may enter into separate forward sale agreements with each of Bank of America, N.A., CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, Nomura Global Financial Products Inc., Regions Securities LLC, Truist Bank and Wells Fargo Bank, National Association, or one of their respective affiliates (in such capacity, each a forward purchaser and, collectively, the forward purchasers). If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will use its commercially reasonable efforts to borrow from third parties and the relevant sales agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, through the relevant sales agent, as forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We refer to a sales agent (except with respect to BTIG, LLC, Capital One Securities, Inc., and M&T Securities, Inc.) or to Nomura Securities International, Inc. (acting through BTIG, LLC as agent), when acting as sales agent for the relevant forward purchaser, as, individually, a forward seller and, collectively, the forward sellers. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” forward purchaser mean, with respect to any sales agent, the affiliate of such sales agent that is acting as forward purchaser or, if applicable, such sales agent acting in its capacity as forward purchaser, except with respect to BTIG, LLC, in which case the relevant forward purchaser is Nomura Global Financial Products Inc. and the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent). We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made by means of ordinary brokers’ transactions, including directly on the New York Stock Exchange, or the NYSE, or sales made to or through a market maker other than on an exchange. No sales agent is required to sell any specific number or dollar amount of shares of our common stock but will use its commercially reasonable efforts consistent with its normal trading and sales practices and subject to the terms of the equity distribution agreement and, in the case of shares offered through such sales agent as forward seller, the relevant forward sale agreement to sell the shares of our common stock offered by this prospectus supplement, as instructed by us and, in the case of shares offered through such sales agent as forward seller, the relevant forward purchaser. Our common stock to which this prospectus supplement relates will be sold only through one sales agent on any given day. The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of our common stock having an aggregate offering price of $300,000,000 or (2) the termination of the equity distribution agreement pursuant to the terms thereof.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution” in this prospectus supplement.

The common stock to which this prospectus supplement relates will be offered and sold through the sales agents over a period of time and from time to time in transactions at then-current prices. Each sales agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price per share for any common stock sold through it from time to time under the equity distribution agreement. In connection with each forward sale agreement, we will pay the applicable forward seller a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, that will not exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of our common stock sold through such forward seller during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

Our common stock is listed on the NYSE under the symbol “SHO.” On August 7, 2026, the last reported sale price of our common stock on the NYSE was $11.08 per share.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to any of the sales agents, as principal for its own respective account, at a price agreed upon at the time of sale. If we sell shares of our common stock to a sales agent, as principal, we will enter into a separate agreement with the applicable sales agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement. Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement to obtain information about where to read certain factors you should consider before buying shares of our common stock.

In connection with the sale of common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including liabilities under the Securities Act.

We are a Maryland corporation and have elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. In order to help maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, limits ownership and transfer of our common stock to not more than 9.8% in value of our outstanding capital stock and 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock by any person.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

BofA Securities	BTIG	Cantor	Capital One Securities

Huntington Capital Markets	Jefferies	J.P. Morgan

M&T Securities	Regions Securities LLC	Truist Securities	Wells Fargo Securities

The date of this prospectus supplement is August 10, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which relates to the offer and sale from time to time of our common stock and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to any potential sale of our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We have not, and the sales agents and the forward purchasers have not, authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If anyone provides you with additional or different information, you should not rely on it. No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in such jurisdiction. The offering of our common stock may be restricted by law in certain non-U.S. jurisdictions. This prospectus supplement is not an offer to sell nor does it seek an offer to buy any shares of common stock in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents or on the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our common stock. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of common stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the common stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

Unless this prospectus supplement otherwise indicates or the context otherwise requires, the terms “our,” “us,” “we” and the “Company” as used in this prospectus supplement refer to Sunstone Hotel Investors, Inc. and its consolidated subsidiaries. In statements regarding qualification as a REIT, such terms refer solely to Sunstone Hotel Investors, Inc. We also use the term “Operating Partnership” to specifically refer to Sunstone Hotel Partnership, LLC and its consolidated subsidiaries in cases where it is important to distinguish between us and the Operating Partnership.

S-ii

This prospectus supplement and the accompanying prospectus contain registered trademarks that are the exclusive property of their respective owners, which are companies other than us. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees, has or will have any responsibility or liability for any information contained in this prospectus supplement or the accompanying prospectus.

S-iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the attached prospectus, and subsequent information that we file with the SEC will automatically update and, where applicable, supersede that information. Any statement contained, or incorporated by reference, in this prospectus supplement or in the accompanying prospectus or a previously filed document will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or a previously filed document modifies or replaces the statement.

We incorporate by reference into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 5, 2026 and August 6, 2026, respectively;

•

those portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2026, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•

the description of the common stock included in our registration statement on Form 8-A, filed with the SEC on October 7, 2004, together with any amendment or report filed with the SEC for the purpose of updating such description; and

•

all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus supplement and before the termination of this offering.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC. The documents incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, contain important information about us.

You should read “Incorporation of Certain Information by Reference” in the accompanying prospectus for information about how to obtain the documents incorporated by reference.

S-iv

SUMMARY

The information below is a summary of the more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary is not complete and does not contain all of the information you should consider before purchasing shares of our common stock. You should carefully read the “Risk Factors” section beginning on page S-4 of this prospectus supplement to determine whether an investment in our common stock is appropriate for you.

Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to “SHO,” “Company,” “we,” “us,” “our” and similar terms refer to Sunstone Hotel Investors, Inc., a Maryland corporation, and its subsidiaries. In statements regarding qualification as a REIT, such terms refer solely to Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc.

Our Company

We were incorporated in Maryland on June 28, 2004. We are a REIT for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code. As of August 6, 2026, we owned 13 hotels, comprised of 6,178 rooms, located in 7 states and in Washington, DC. Our portfolio consists of upper upscale and luxury hotels located in convention, urban, and resort destinations. All of our hotels are operated under nationally recognized brands.

We own hotels in convention, urban, and resort destinations that benefit from significant barriers to entry by competitors and diverse economic drivers. Our mission is to be the premier stewards of capital in the lodging industry, providing superior returns to our stockholders by investing in hotels where we can add value through capital investment, hotel repositioning, and asset management. In addition, we seek to capitalize on our portfolio’s embedded value and balance sheet strength to actively recycle past investments into new growth and value creation opportunities in order to deliver strong stockholder returns and superior per share net asset value growth.

Our hotels are operated by third-party managers under long-term management agreements with our taxable REIT subsidiary lessee or its subsidiaries. As of August 6, 2026, our third-party managers included: subsidiaries of Marriott International, Inc. or Marriott Hotel Services, Inc., managers of six of our hotels; Hilton Worldwide Holdings Inc, managers of two of our hotels; Hyatt Hotels Corporation, manager of two of our hotels; and Four Seasons Hotels Limited, Montage North America, LLC, and Sage Hospitality Group, each a manager of one of the Company’s hotels.

Our headquarters are located at 15 Enterprise, Suite 200, Aliso Viejo, California 92656, and our telephone number is (949) 330-4000. We maintain a website at www.sunstonehotels.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus supplement.

The Offering

Securities Offered	Common stock with an aggregate offering price of up to $300,000,000. The common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the sales agents, acting as our sales agents or as principal, and borrowed shares of our common stock that may be offered and sold by the forward purchasers through their respective forward sellers.

Manner of Offering	“At the Market” offering that may be made from time to time through BofA Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, M&T Securities, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, and (except in the case of Capital One Securities, Inc. and M&T Securities, Inc.) as forward sellers (except that, in the case of BTIG, LLC, the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent)), using commercially reasonable efforts. See “Plan of Distribution.”

Use of Proceeds	The net proceeds of this offering and any net proceeds we receive pursuant to any settlement of any forward sale agreement with the relevant forward purchaser will be contributed to the Operating Partnership in exchange for additional membership units of the Operating Partnership. The Operating Partnership will use the net proceeds (i) for potential future acquisitions, (ii) for the repayment, from time to time, of outstanding indebtedness and (iii) for general corporate purposes, including working capital and capital investment in our portfolio. See “Use of Proceeds.”

We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller, and all of such proceeds will be paid to the relevant forward purchaser (or one or more of its affiliates).

Accounting Treatment of any Forward Sales

In the event that we enter into any forward sale agreement, before the settlement of such forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of such forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price, which is subject to increase or decrease based on a specified daily rate, less a spread to be mutually agreed by us and the applicable forward purchaser, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of shares of our common stock to the applicable forward purchaser on any such physical settlement or net share settlement date would result in dilution to our earnings per share and other reported per share measures. See “Risk Factors—Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.”

Distribution Policy	To maintain our qualification as a REIT, we intend to make distributions to our stockholders of at least 90% of our REIT taxable income (which excludes net capital gains and does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). Our distributions may be comprised of cash, or a combination of cash and stock as permitted by the Code.

Restrictions on Ownership and Transfer	Our charter, subject to certain exceptions, limits ownership and transfer of our common stock to not more than 9.8% in value of our outstanding capital stock and 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock by any person. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk Factors	Before investing in our common stock, you should read and consider carefully the “Risk Factors” beginning on page S-4 of this prospectus supplement, page 6 of the accompanying prospectus and those under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and under Item 1A of Part II of our Quarterly Reports on Form 10-Q, as applicable, which information is incorporated by reference in this prospectus supplement, and the additional risks and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

New York Stock Exchange symbol for our common stock	“SHO”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should read and consider carefully the matters described below, those in the accompanying prospectus beginning on page 6, and those under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and under Item 1A of Part II of our Quarterly Reports on Form 10-Q, as applicable, which information is incorporated by reference in this prospectus supplement, and the additional risks and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. See “Incorporation of Certain Information by Reference.”

The market price of our equity securities may vary substantially.

The trading prices of equity securities issued by REITs may be affected by changes in market interest rates and other factors. During 2025, our closing daily common stock price fluctuated from a low of $7.72 to a high of $12.10. One of the factors that may influence the price of our common stock or preferred stock in public trading markets is the annual yield from distributions on our common stock or preferred stock, if any, as compared to yields on other financial instruments. An increase in market interest rates, or a decrease in our distributions to stockholders, may lead prospective purchasers of our stock to demand a higher annual yield, which could reduce the market price of our equity securities.

In addition, other factors that could affect the market price of our equity securities include the following:

•	periods of economic difficulties, including those caused by disease-related outbreaks, which negatively impact our hotel operations and future earnings;

•	inflation causing our hotel expenses to increase at higher rates than our hotel revenue;

•	a U.S. recession impacting the market for common equity generally;

•	actual or anticipated variations in our quarterly or annual results of operations;

•	changes in market valuations or investment return requirements of companies in the hotel or real estate industries;

•	changes in expectations of our future financial performance, changes in our estimates by securities analysts or failures to achieve those expectations or estimates;

•	the trading volumes of our stock;

•	additional issuances or repurchases of our common stock or other securities, including the issuance or repurchase of our preferred stock;

•	the addition or departure of board members or senior management;

•	disputes with any of our lenders or managers or franchisors; and

•	announcements by us, our competitors or other industry participants of acquisitions, investments or strategic alliances.

In addition, the stock market in general may experience extreme volatility that may be unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our common stock.

Future offerings of debt securities, which would be senior to our common stock, or equity securities, which would dilute our existing stockholders and may be senior to our common stock, may adversely affect the market price of our common stock.

In the future, we may issue debt or equity securities, including medium term notes, senior or subordinated notes and classes of preferred or common stock. Debt securities or shares of preferred stock will generally be entitled to receive distributions, both current and in connection with any liquidation or sale, prior to the holders of our common stock. Our board of directors may issue such securities without stockholder approval and under Maryland law may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. We are not required to offer any such additional debt or equity securities to existing common stockholders on a preemptive basis. Therefore, offerings by us of common stock or other equity securities may dilute the percentage ownership interest of our existing stockholders. To the extent we issue additional equity interests, our stockholders’ percentage ownership interest in us will be diluted. Depending upon the terms and pricing of any additional offerings by us and the value of our real properties and other real estate related assets, our stockholders may also experience dilution in both the book value and fair market value of their shares. As a result, future offerings by us of debt or equity securities, or the perception that such offerings may occur, may reduce the market price of our common stock and/or the distributions that we pay with respect to our common stock.

Our distributions to stockholders may vary.

All distributions on our common stock will be at the sole discretion of our board of directors and will depend upon our actual and projected financial condition, results of operations, cash flows, liquidity and funds from operations, maintenance of our REIT qualification, applicable law and such other matters as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future or may need to fund such distributions from external sources, as to which no assurances can be given. In addition, we may choose to retain operating cash flow for investment purposes, working capital reserves or other purposes, and these retained funds, although increasing the value of our underlying assets, may not correspondingly increase the market price of our common stock. Our failure to meet the market’s expectations with regard to future cash distributions likely would adversely affect the market price of our common stock.

Increases in market interest rates may result in a decrease in the value of our common stock.

One of the factors that may influence the price of our common stock will be the dividend distribution rate on our common stock (as a percentage of the price of our common stock) relative to market interest rates. If market interest rates rise, prospective purchasers of our common stock may expect a higher distribution rate. Higher interest rates would not, however, result in more funds being available for distribution and, in fact, would likely increase our borrowing costs and might decrease our funds available for distribution. Therefore, we may not be able, or we may not choose, to provide a higher distribution rate. As a result, prospective purchasers may decide to purchase other securities rather than our common stock, which would reduce the demand for, and result in a decline in the market price of, our common stock.

If securities analysts do not publish research or reports about our business or if they downgrade our common stock or the hotel-related real estate sector, the price of our common stock could decline.

The trading market for our common stock will rely in part upon the research and reports that industry or financial analysts publish about us or our business. We have no control over these analysts. Furthermore, if one or more of the analysts who do cover us downgrades our stock or our industry, or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose attention in the market, which in turn could cause the price of our common stock to decline.

Shares of our common stock that are or become available for sale could affect the share price.

We have in the past, and may in the future, issue additional shares of common stock to raise the capital necessary to finance hotel acquisitions, fund capital expenditures, redeem our preferred stock, repay indebtedness or for other corporate purposes. Sales of a substantial number of shares of our common stock, or the perception that sales could occur, could adversely affect prevailing market prices for our common stock. In addition, we have reserved 9.3 million shares of our common stock for issuance under the Company’s 2022 Incentive Award Plan, and 6,247,280 shares remained available for future issuance as of December 31, 2025.

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the applicable forward purchaser will have the right to accelerate such forward sale agreement and require us to settle on a date specified by such forward purchaser if:

•	the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

•

the relevant forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of common stock equal to the number of shares of common stock underlying that particular forward sale agreement or that, with respect to borrowing such number of shares of common stock, it would incur a cost that is greater than the initial stock borrow cost specified in that particular forward sale agreement, subject to a prior notice requirement;

•

a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded; or

•

certain other events of default, termination events or other specified ISDA events occur or are publicly announced, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, or a merger event, a tender offer, a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in that particular forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of the applicable forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

We expect that each forward sale agreement will settle no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle a particular forward sale agreement (subject to satisfaction of certain conditions). Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser. See “Plan of Distribution—Sales Through Forward Sellers.”

In addition, the purchase of shares of our common stock in connection with the applicable forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of shares of our common stock to increase over such time (or prevent or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to the applicable forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of any forward sale agreement or increasing the number of shares of our common stock we would deliver to the applicable forward purchaser (or decreasing the number of shares of our common stock that the applicable forward purchaser would deliver to us) upon a net share settlement of the applicable forward sale agreement.

In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of shares of our common stock.

If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, or any other bankruptcy proceeding commences with respect to us, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of or consent to any such bankruptcy or insolvency proceedings or the presentation of any such petition, we would not receive the applicable forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the accompanying prospectus under “U.S. Federal Income Tax Considerations—Taxation of Our Company,” multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

We may in the future enter into forward sale transactions that subject us to risks similar to those described above.

We may in the future enter into forward sale agreements that are not part of this offering. These forward sale agreements subject us to risks that are substantially similar to the risks described above in this section.

USE OF PROCEEDS

The net proceeds from this offering and any net proceeds we receive pursuant to any settlement of any forward sale agreement with the relevant forward purchaser will be contributed to the Operating Partnership in exchange for additional membership units of the Operating Partnership. The Operating Partnership will subsequently use the net proceeds from this offering (i) for potential future acquisitions, (ii) for the repayment, from time to time, of outstanding indebtedness and (iii) for general corporate purposes, including working capital and capital investment in our portfolio. Pending such uses, we will invest the net proceeds in money market funds or other investment securities.

If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will use its commercially reasonable efforts to borrow from third parties and the relevant sales agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, through the relevant forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will either be a sales agent or an affiliate of a sales agent, except for Nomura Global Financial Products Inc. As a result, a sales agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

For additional information, see “Plan of Distribution—Other Relationships.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” or similar expressions. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Accordingly, there is no assurance that the Company’s expectations will be realized. In evaluating these statements, you should specifically consider the risks outlined in detail in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2026 and under the heading “Risk Factors” on page S-4 of this prospectus supplement, and in the reports we file from time to time with the SEC and incorporated by reference herein, including, but not limited to, the following:

•	the highly competitive nature of our industry;

•

events beyond our control, including economic slowdowns or recessions, uncertainty surrounding certain international economic and political relationships, including political disputes, government shutdowns, and the imposition of tariffs, natural disasters, civil unrest, and terrorism may harm the operating performance of the hotel industry generally and the performance of our hotels;

•	inflation may adversely affect our financial condition and results of operations;

•

system security risks, data protection breaches, cyber-attacks and systems integration issues could disrupt the information technology network and systems used by us, our suppliers, our third-party managers or our franchisors;

•	risks associated with the physical and transitional effects of climate change;

•

the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results;

•	the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel and demand for rooms in our hotels may be adversely affected;

•

the ongoing need for capital investment associated with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings, or improvements, including cost increases resulting from inflation or the implementation of international tariffs, and delays due to supply chain disruptions, may exceed our expectations or cause other problems;

•	the impact, including any delays, of acquisitions, repositionings or improvements on hotel operations;

•	the ground lease for one of our hotels;

•	our dependence on third parties to operate our hotels;

•	changes in the debt and equity markets may adversely affect the value of our hotels and affect our ability to acquire, renovate, refinance or sell our hotels;

•	certain of our hotels have in the past become impaired and additional hotels may become impaired in the future;

•

laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations. Noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages;

•

compliance with corporate responsibility initiatives and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows;

•	our level of debt, including secured, unsecured, fixed and variable rate debt and the corresponding interest expense associated with our debt;

•	various covenants, restrictions, requirements and other limitations on our debt and preferred stock;

•	the impact on our business of potential defaults by us on our debt agreements or leases;

•

our need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of our qualification as a REIT;

•	potential adverse tax consequences in the event that our operating leases with our taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; and

•

the factors included in this prospectus supplement and any documents we incorporate by reference herein, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

These factors may cause our actual events to differ materially from the expectations expressed or implied by any forward-looking statement. Except as otherwise required by federal securities laws, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

PLAN OF DISTRIBUTION

Upon its acceptance of written instructions from us, each sales agent, as our sales agent or as a forward seller, will use its commercially reasonable efforts consistent with its sales and trading practices to solicit offers to purchase our common stock, under the terms and subject to the conditions set forth in the equity distribution agreement and, in the case of shares offered through such sales agent as forward seller, the relevant forward sale agreement. We will instruct each sales agent as to the amount of common stock to be sold by such sales agent. We may instruct each sales agent not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We, the sales agents and the forward purchasers may suspend the offering of our common stock being made through the sales agents under the equity distribution agreement upon proper notice to the other parties and subject to other conditions.

Each sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which our common stock is sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to such sales agent in connection with such sales.

The equity distribution agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the sales agents, we may enter into separate forward sale agreements with the forward purchasers. If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will use its commercially reasonable efforts to borrow from third parties and the relevant sales agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, through the relevant forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. Only sales agents that are, or are affiliated with, forward purchasers will act as forward sellers (except that, with respect to Nomura Global Financial Products Inc., the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent)).

We will pay each sales agent commissions for its services in acting as agent and/or principal in the sale of our common stock. Each sales agent will be entitled to compensation in an amount that will not exceed, but may be lower than, 2.0% of the gross sales price of all common stock sold through it under the equity distribution agreement. We estimate that the total expenses for the offering and sale of shares of our common stock pursuant to the equity distribution agreement, excluding compensation payable to the sales agents under the terms of the equity distribution agreement, will be approximately $250,000.

In connection with each forward sale agreement, we will pay the applicable forward seller a commission, in the form of a reduction to the initial forward price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of our common stock sold through such forward seller during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

Settlement for sales of our common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and each of the sales agents in connection with a particular transaction, in return for payment of the net proceeds to us. We expect that settlement between the relevant forward purchaser and the relevant forward seller of sales of borrowed common shares, as well as the settlement between the relevant forward seller and the relevant buyers of such common shares in the market, will generally occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by the applicable parties in connection with a particular transaction, in return for payment of the proceeds. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of our shares of common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sale of our common stock.

In connection with the sale of our common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents and the forward purchasers against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that a sales agent or a forward purchaser may be required to make because of those liabilities.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the equity distribution agreement or (2) termination of the equity distribution agreement by us, the sales agents or the forward purchasers. The equity distribution agreement may be terminated by the sales agents, the forward purchasers or us at any time, and by the sales agents or the forward purchasers at any time in certain circumstances, including our failure to maintain a listing of our common stock on the NYSE or the occurrence of a material adverse change in our company.

Sales Through Forward Sellers

From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein and in the related forward sale agreements, we may deliver a placement notice relating to a forward to any of the forward sellers and the relevant forward purchaser. Upon mutual acceptance of a placement notice requesting that the forward seller execute sales of shares of borrowed common stock in connection with one or more forward sale agreements, and subject to the terms and conditions of the equity distribution agreement and the forward sale agreement, the relevant forward purchaser will use commercially reasonable efforts to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the relevant shares of our common stock on such terms to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. No forward purchaser is obligated to enter into a forward sale agreement with us unless it and the relevant forward seller each agrees to the terms we propose for such forward sale transaction in our instructions delivered in accordance with the equity distribution agreement (as such instructions may be modified upon mutual consent of such forward purchaser, forward seller and us). We or the relevant forward purchaser may immediately suspend the offering of our common stock at any time during the forward hedge selling period upon proper notice to the other.

We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will generally occur on the first trading day following the date any sales are made. The obligation of the relevant forward seller under the equity distribution agreement to execute such sales of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of sales prices of all borrowed shares of our common stock sold by it as a forward seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be determined by us in our sole discretion and specified in the relevant placement notice (with such period subject to early termination in certain circumstances).

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the shares of borrowed common stock were sold pursuant to the equity distribution agreement by the relevant forward seller, subject to adjustment as described below.

Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

Before settlement of a particular forward sale agreement, we expect that the shares of our common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price.

We expect that each forward sale agreement will settle no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle a particular forward sale agreement (subject to satisfaction of certain conditions). Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser.

In addition, the purchase of shares of our common stock in connection with the applicable forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of shares of our common stock to increase over such time (or prevent or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to the applicable forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of any forward sale agreement or increasing the number of shares of our common stock we would deliver to the applicable forward purchaser (or decreasing the number of shares of our common stock that the applicable forward purchaser would deliver to us) upon a net share settlement of the applicable forward sale agreement.

A forward purchaser will have the right to accelerate the particular forward sale agreement and require us to physically settle on a date specified by such forward purchaser if (1) the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement; (2) the relevant forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrow cost specified in the particular forward sale agreement, subject to a prior notice requirement; (3) a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend; (4) certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded; or (5) certain other events of default, termination events or other specified ISDA events occur or are publicly announced, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, or a merger event, a tender offer, a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in that particular forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of the applicable forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser so permits our election, net share settlement provisions of the particular forward sale agreement irrespective of our capital needs which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors.”

The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the equity distribution agreements with each of the sales agents and the forward purchasers, and the equity distribution agreements have been or will be filed as exhibits to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Incorporation by Reference” in the accompanying prospectus.

Other Relationships

The sales agents, the forward purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. The sales agents, the forward purchasers and their respective affiliates have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of BofA Securities, Inc., Cantor Fitzgerald & Co., Capital One Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, M&T Securities, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC are lenders on our existing credit facility and senior unsecured term loans. To the extent that we use the net proceeds of this offering to reduce such indebtedness, these affiliates of the representatives will receive their pro rata portion of such payments. See “Use of Proceeds.”

In addition, in the ordinary course of its business activities, the sales agents, the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents, the forward purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will use its commercially reasonable efforts to borrow from third parties and the relevant sales agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, through the relevant forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will either be a sales agent or an affiliate of a sales agent, except for Nomura Global Financial Products Inc. As a result, a sales agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

Listing on the New York Stock Exchange

Our common stock is listed on the NYSE under the symbol “SHO.”

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other matters relating to Maryland law will be passed on by Venable LLP, Baltimore, Maryland. Latham & Watkins LLP, Los Angeles, California, is our counsel and O’Melveny & Myers LLP is counsel to the sales agents and the forward purchasers.

EXPERTS

The consolidated financial statements of Sunstone Hotel Investors, Inc. appearing in Sunstone Hotel Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Sunstone Hotel Investors, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

SUNSTONE HOTEL INVESTORS, INC.

Common Stock

Preferred Stock

Depositary Shares

Sunstone Hotel Investors, Inc., or the Company, from time to time may offer and sell common stock and preferred stock, either separately or represented by depositary shares, in one or more offerings. The preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. The common stock of the Company is listed on the New York Stock Exchange, or NYSE, and trades under the ticker symbol “SHO.” On February 26, 2026, the last reported sales price of our common stock on the NYSE was $9.66 per share. The 6.125% Series H Cumulative Redeemable Preferred Stock of the Company is listed on the NYSE and trades under the ticker symbol “SHO.PRH.” On February 26, 2026, the last reported sales price of our Series H Cumulative Redeemable Preferred Stock on the NYSE was $20.85 per share. The 5.70% Series I Cumulative Redeemable Preferred Stock of the Company is listed on the NYSE and trades under the ticker symbol “SHO.PRI.” On February 26, 2026, the last reported sales price of our Series I Cumulative Redeemable Preferred Stock on the NYSE was $20.05 per share.

The Company may offer and sell any combination of these securities, in one or more offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities also may be offered hereunder by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to certain of these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The Company’s principal executive offices are located at 15 Enterprise, Suite 200, Aliso Viejo, CA 92656, and its telephone number is (949) 330-4000.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 27, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we or any selling securityholders sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Available Information” and “Incorporation of Certain Information by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling security holders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Sunstone Hotel Investors, Inc. and its consolidated subsidiaries. In statements regarding qualification as a REIT, such terms refer solely to Sunstone Hotel Investors, Inc. When we refer to “you” or “yours,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” or similar expressions. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and which could materially affect actual results, performances or achievements. Accordingly, there is no assurance that the Company’s expectations will be realized. In evaluating these statements, you should specifically consider the risks described and referred to under the heading “Risk Factors” on page 6 of this prospectus, and in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed from time to time with the SEC and incorporated by reference herein, including, but not limited to, the following factors:

•	the highly competitive nature of our industry;

•

events beyond our control, including economic slowdowns or recessions, pandemics, natural disasters, civil unrest and terrorism may harm the operating performance of the hotel industry generally and the performance of our hotels;

•	inflation may adversely affect our financial condition and results of operations;

•

system security risks, data protection breaches, cyber-attacks and systems integration issues could disrupt the information technology network and systems used by us, our suppliers, our third-party managers or our franchisors;

•	risks associated with the physical and transitional effects of climate change;

•

the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results;

•	the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel and demand for rooms in our hotels may be adversely affected;

•	the ongoing need for capital investment and the costs associated with acquisitions, repositionings and other improvements;

•	the impact, including any delays, of acquisitions, repositionings or improvements on hotel operations;

•	the ground lease for one of our hotels;

•	our dependence on third parties to operate our hotels;

•	changes in the debt and equity markets may adversely affect the value of our hotels and affect our ability to acquire, renovate, refinance or sell our hotels;

•	certain of our hotels have in the past become impaired and additional hotels may become impaired in the future;

•

laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations. Noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages;

•

corporate responsibility, specifically related to ESG factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows;

•	our level of debt, including secured, unsecured, fixed and variable rate debt and the corresponding interest expense associated with our debt;

•	various covenants, restrictions, requirements and other limitations on our debt and preferred stock;

•	the impact on our business of potential defaults by us on our debt agreements or leases;

•

our need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of our qualification as a REIT; and

•	potential adverse tax consequences in the event that our operating leases with our taxable REIT subsidiaries are not held to have been made on an arm’s-length basis.

AVAILABLE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is https://www.sunstonehotels.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we have filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and, where applicable, supersede that information. Any statement contained in this prospectus or a previously filed document or incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces the statement.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;

(2) those portions of our Definitive Proxy Statement on Schedule 14A filed on March  19, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(3) the description of the common stock included in our registration statement on Form 8-A, filed with the SEC on October 7, 2004, together with any amendment or report filed with the SEC for the purpose of updating such description;

(4) the description of our Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed with the SEC on May 20, 2021;

(5) the description of our Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed with the SEC on July 15, 2021; and

(6) all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and before the termination of the offering described in this prospectus and the applicable prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

Sunstone Hotel Investors, Inc.

Attn: Secretary

15 Enterprise, Suite 200

Aliso Viejo, CA 92656

Telephone: (949) 330-4000

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus or the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the provisions of securities we may offer, from time to time, and describes certain provisions of our charter and bylaws. For information on how to obtain copies of our charter and bylaws, see “Available Information.”

Common Stock

Our charter provides that we are authorized to issue 500,000,000 shares of common stock, $0.01 par value per share. Our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

The following summary description of our common stock is based on the provisions of our charter, bylaws and the applicable provisions of the MGCL. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our charter, bylaws and the MGCL.

As of February 26, 2026, there were 189,519,492 shares of our common stock issued and outstanding. Our common stock is listed on the NYSE under the symbol “SHO.”

Distributions. Subject to provisions of law and the preferential rights of any other class or series of stock and the restrictions on transfer of stock as provided in our charter, the holders of our common stock are entitled to receive distributions when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. We will pay those distributions either in cash or otherwise in the amounts and on the date or dates designated by our board of directors.

Liquidation Preference. Upon the occurrence of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, and subject to the liquidation preferences of any outstanding class or series of stock, the holders of our common stock are entitled to receive their proportionate share of all assets available for distribution.

Voting Rights. Subject to the restrictions on transfer of stock in our charter and the separate voting rights of any other class or series of stock, holders of our common stock are entitled to one vote for each share of our common stock held on every matter submitted to a vote of stockholders. Except as otherwise required by the terms of any outstanding class or series of stock, the holders of our common stock have sole voting power. Holders of our common stock do not have cumulative voting rights in the election of directors, which means that the holders entitled to cast a majority of the votes entitled to be cast in the election of directors may elect all of the directors and the holders of the remaining shares of our common stock are not able to elect any directors.

No Other Rights. Holders of shares of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights and have no preemptive rights to subscribe for any of our securities.

Transfer Agent. The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Restrictions on Ownership and Transfer. To assist us, among other purposes, in qualifying as a real estate investment trust, or REIT, our charter contains certain restrictions as to ownership and transfer of our stock. For a summary of these restrictions, see “Restrictions on Ownership and Transfer” below.

Preferred Stock

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our charter, bylaws and the applicable provisions of the MGCL. The specific terms of any class or series of preferred stock will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any class or series of preferred stock we issue will be governed by applicable law and our charter, including the articles supplementary relating to that class or series, and our bylaws. We will file the articles supplementary with the SEC and incorporate them by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock. Our charter provides that we are authorized to issue 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter also authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

•	the number of shares to be included in the series;

•	the annual dividend rate for the series and any restrictions or conditions on the payment of dividends or other distributions;

•	the redemption price, if any, and the qualifications and terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences, voting powers, restrictions and limitations relating to the series.

The board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

For a description of our issued and outstanding preferred stock, see “Description of Our Capital Stock.”

Specific Terms of a Class or Series of Preferred Stock. The preferred stock we may offer will be issued in one or more classes or series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issuance. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption, voting, conversion and other rights discussed below, unless otherwise described in a prospectus supplement relating to a particular class or series. The applicable prospectus supplement will discuss the following features of the class or series of preferred stock to which it relates:

•	the designation and par value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank. Unless otherwise stated in the applicable prospectus supplement and our charter, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any class or series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in a prospectus supplement, as long as our charter so permits.

Dividends. Holders of each class or series of preferred stock shall be entitled to receive dividends to the extent described in the applicable prospectus supplement when, as and if authorized by our board of directors and declared by us, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each class or series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any class or series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility. Shares of a class or series of preferred stock may be exchangeable or convertible into shares of our common stock, another class or series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption. The terms, if any, on which shares of preferred stock of a class or series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of each class or series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that class or series of preferred stock are cumulative). These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any class or series and any other securities ranking on parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that class or series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights. The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement; and

•	as otherwise stated in the articles supplementary relating to the class or series of preferred stock.

No Other Rights. The shares of a class or series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the applicable prospectus supplement;

•	as provided in our charter (including any articles supplementary); and

•	as otherwise required by law.

Transfer Agent. The transfer agent for each class or series of preferred stock will be named and described in the prospectus supplement for that class or series.

Restrictions on Ownership and Transfer. To assist us, among other purposes, in qualifying as a REIT, our charter contains certain restrictions as to ownership and transfer of our stock. For a summary of these restrictions, see “Restrictions on Ownership and Transfer” below.

Depositary Shares

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Fractional Shares of Preferred Stock. We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If we elect to do so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest of a share of preferred stock as described in the applicable prospectus supplement.

Deposit Agreement. The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions. The depositary will distribute all dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary holder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary holders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary holders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary holders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary holders.

Withdrawal of Stock. Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Depositary holders will be entitled to receive whole shares of the related series of preferred stock on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related series of preferred stock to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation. The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting. Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary holders relating to those series of preferred stock. Each depositary holder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary holders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement. We and the depositary will be permitted to amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, except as set forth in the applicable prospectus supplement, any amendment that significantly affects the rights of the depositary holders will not be effective unless a majority of the outstanding depositary holders approve that amendment. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn; or

•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary holders.

Charges of Depositary. We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary holders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous. Each depositary will forward to the relevant depositary holders all our reports and communications that we are required to furnish to preferred stockholders of any series.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of the Company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity.

Title. The Company, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Global Securities.”

Resignation and Removal of Depositary. A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be a bank or trust company having its principal office in the United States; and

•	have a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

For a description of our common stock, see “Description of Securities We May Offer—Common Stock.”

Series G Cumulative Redeemable Preferred Stock

On April 22, 2021, we completed our acquisition of the 130-room Montage Healdsburg Hotel located in Sonoma County, California. At the closing, we issued 2,650,000 shares of our Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the series G preferred, to the seller of the Montage Healdsburg Hotel as partial consideration for the sale.

The Montage Healdsburg Hotel is part of a master plan project that includes residences and related amenities. The Montage Residences Healdsburg features luxury homes that can elect to participate in the optional turn-key resort rental program. Affiliates of the seller of the Montage Healdsburg Hotel are responsible for the development and sales of the Montage Residences Healdsburg. Our acquisition of the hotel did not include any of the residences or related amenities, which were retained by the seller.

The series G preferred ranks senior to our common stock and on parity with our 6.125% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share, or our series H preferred, and our 5.70% Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share, or our series I preferred, and future capital stock that we may later authorize or issue and that, by their terms, are on a parity with the series G preferred. The series G preferred was issued and sold without being registered with the SEC under the Securities Act, in reliance upon the exemption under Section 4(a)(2) of the Securities Act, and is not traded or listed on any securities exchange.

Shares of the series G preferred currently accrue dividends at a rate per annum of the $25.00 per share liquidation preference equal to the greater of the net operating income yield of the Montage Healdsburg Hotel and 6.5% (the “minimum rate”). Beginning with the semi-annual dividend period starting on July 1, 2026 the minimum rate will increase to 7.5% and will increase by 1.0% each year thereafter.

Dividends on the series G preferred are payable semi-annually in arrears on January 15 and July 15 of each year. In addition to other preferential rights, the holders of shares of the series G preferred are entitled to receive the liquidation preference, which is $25.00 per share, before the holders of common stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, subject to adjustment as provided in the Articles Supplementary for the series G preferred.

The series G preferred is redeemable by us, in whole or in part, at any time. Upon the occurrence of a “Change of Control” (as defined below), the owner of the majority of the outstanding shares of series G preferred will have the option to cause us to redeem all outstanding shares of series G preferred for cash at the liquidation preference plus accrued and unpaid dividends, if any, to, but not including, the redemption date, subject to adjustment as provided in the Articles Supplementary for the series G preferred.

A “Change of Control” is when, after the original issuance of the series G preferred, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American LLC (“NYSE American”) or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq.

Series H Cumulative Redeemable Preferred Stock

As of the date of this prospectus, there were 4,600,000 shares of our series H preferred authorized, of which 4,455,444 shares were issued and outstanding.

Rank. The series H preferred ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the series H preferred, on parity with any class of our capital stock expressly designated as ranking on parity with the series H preferred, including our series I preferred and our series G preferred, and junior to any other class or series of our capital stock expressly designated as ranking senior to the series H preferred. Any future authorization or issuance of a class or series of our capital stock expressly designated as ranking senior to the series H preferred would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of series H preferred and all other shares of any class or series ranking on parity with the series H preferred that are entitled to similar voting rights (voting together as a single class).

Dividends. Subject to the preferential rights of any security senior to the series H preferred as to dividends, the holders of series H preferred are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.125% per annum of the $25.00 liquidation preference per share of the series H preferred (equivalent to an annual rate of $1.53125 per share of the series H preferred). Dividends will be payable quarterly in arrears on the 15th day of each January, April, July and October of each year (or if not a business day, on the next succeeding business day). Dividends payable on the series H preferred for any partial or longer period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends on the series H preferred will accumulate as of the dividend payment date on which they first became payable. Dividends on the series H preferred will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next paragraph, unless full cumulative dividends on the series H preferred for all past dividend periods shall have been, or contemporaneously are, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set aside for payment, we will not:

•

declare or pay or set aside for payment of dividends, and we will not declare or make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock, series I preferred or series G preferred, or any other class or series of stock ranking as to dividends on parity with or junior to the series H preferred for any period; or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock, series I preferred or series G preferred, or any other class or series of stock ranking, with respect to dividends and upon liquidation, on parity with or junior to our series H preferred.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock ranking junior to the series H preferred;

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the series H preferred; and

•

our purchase of shares of series H preferred, preferred stock ranking on parity with the series H preferred as to payment of dividends or capital stock or equity securities ranking junior to the series H preferred pursuant to our charter to the extent necessary to preserve our status as a REIT.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to holders of our common stock or any other class or series of our stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, junior to the series H preferred, the holders of shares of series H preferred are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of series H preferred, plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) up to, but not including, the date of payment. The rights of holders of series H preferred to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking senior to or on parity with the series H preferred as to liquidation, including our series I preferred and series G preferred. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of series H preferred will have no right or claim to any of our remaining assets. Our consolidation, conversion or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Optional Redemption. We may not redeem the series H preferred prior to May 24, 2026, except as described below under “—Special Optional Redemption” and “Restrictions on Ownership and Transfer.” On and after May 24, 2026, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the series H preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Unless full cumulative dividends on all outstanding shares of series H preferred shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sufficient sum set aside for payment of all past dividend periods and the then-current dividend period, no shares of series H preferred shall be redeemed unless all outstanding shares of series H preferred are simultaneously redeemed. All shares of the series H preferred that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

If we redeem fewer than all of the outstanding shares of series H preferred, the notice of redemption mailed to each stockholder will also specify the number of shares of series H preferred that we will redeem from each shareholder. In this case, we will determine the number of outstanding shares of series H preferred to be redeemed on a pro rata basis or by lot.

If (i) we have given a notice of redemption, (ii) have set aside sufficient funds for the redemption in trust for the benefit of the holders of the series H preferred called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, those series H preferred will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those series H preferred will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. The holders of those series H preferred will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon such redemption, without interest.

The holders of series H preferred at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the series H preferred on the corresponding payment date notwithstanding the redemption of the series H preferred between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series H preferred to be redeemed.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, redeem the series H preferred, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the series H preferred (whether pursuant to our optional redemption right or our special optional redemption right), you will not have the conversion right described below under “—Conversion Rights.”

If we redeem fewer than all of the outstanding shares of series H preferred, the notice of redemption mailed to each stockholder will also specify the number of shares of series H preferred that we will redeem from each shareholder. In this case, we will determine the number of outstanding shares of series H preferred to be redeemed on a pro rata basis or by lot.

If (i) we have given a notice of redemption, (ii) have set aside sufficient funds for the redemption in trust for the benefit of the holders of the series H preferred called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, those series H preferred will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those series H preferred will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. The holders of those series H preferred will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon such redemption, without interest.

The holders of series H preferred at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the series H preferred on the corresponding payment date notwithstanding the redemption of the series H preferred between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series H preferred to be redeemed.

A “Change of Control” is when, after the original issuance of the series H preferred, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq.

Conversion Rights. Upon the occurrence of a Change of Control, each holder of series H preferred will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the series H preferred as described under “—Optional Redemption” or “—Special Optional Redemption,” to convert some or all of the shares of series H preferred held by such holder (the “Change of

Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of common stock per series H preferred (the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of series H preferred to be converted plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series H preferred dividend payment and prior to the corresponding series H preferred dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (such quotient, the “Conversion Rate”); and

•	4.085, or the Share Cap.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 18,791,000 shares of common stock (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of series H preferred will receive upon conversion of such series H preferred the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the series H preferred will receive will be the form of consideration elected by the holders of the shares of common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

Series H preferred as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of series H preferred, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of series H preferred that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of series H preferred will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividend thereon to, but not including, the redemption date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of series H preferred into shares of common stock. Notwithstanding any other provision of our series H preferred, no holder of our series H preferred will be entitled to convert such series H preferred for shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the series H preferred. See “Restrictions on Ownership and Transfer.”

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of series H preferred.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash, the average of the closing price per share of common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

Except as provided above in connection with a Change of Control, the series H preferred are not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption. The series H preferred has no maturity date and we are not required to redeem the series H preferred at any time. Accordingly, the series H preferred will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or under circumstances where the holders of shares of series H preferred have a conversion right, the holders of shares of series H preferred decide to convert them. The series H preferred is not subject to any sinking fund.

Limited Voting Rights. Holders of the series H preferred generally do not have any voting rights, except as set forth below.

If dividends on the series H preferred are in arrears for six or more quarterly periods, whether or not consecutive, holders of the shares of series H preferred (voting together as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting or at our next annual meeting of stockholders and each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (which we refer to as a preferred stock director), until all unpaid dividends and the dividend for the then current period with respect to the series H preferred and any other class or series of parity preferred stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such a case, the number of directors serving on the board of directors will be increased by two members. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until our next annual meeting and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates pursuant to the Termination Event (as defined below), whichever occurs earlier.

If and when all accumulated dividends and the dividend for the current dividend period on the series H preferred and for all classes and series of preferred stock ranking on parity with series H preferred and upon which similar voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the series H preferred shall be immediately divested of the voting rights set forth above (subject to revesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate immediately and the entire board of directors will be reduced accordingly (the “Termination Event”).

In addition, so long as any shares of series H preferred remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of series H preferred and each other class or series of preferred stock ranking on parity with the series H preferred with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up upon which similar voting rights have been conferred, voting as a single class, given in person or by proxy, either in writing or at a meeting:

•

authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series H preferred with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding-up of our affairs, or reclassify any of our authorized stock into any such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or

•

amend, alter or repeal the provisions of our charter or the terms of the series H preferred, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series H preferred;

except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the series H preferred remains outstanding with the terms of the series H preferred materially unchanged or the holders of shares of series H preferred receive stock of the successor with substantially identical rights, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of series H preferred, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

Furthermore, if the holders of the series H preferred receive the greater of the full trading price of the series H preferred on the date of an event described in the second bullet point immediately above or the $25.00 liquidation preference per share of series H preferred pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the series H preferred disproportionately relative to other classes or series of preferred stock ranking on parity with the series H preferred with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the series H preferred voting separately as a class, will also be required.

Series I Cumulative Redeemable Preferred Stock

As of the date of this prospectus, there were 4,000,000 shares of our series I preferred authorized, of which 3,990,967 shares were issued and outstanding.

Rank. The series I preferred ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the series I preferred, on parity with any class of our capital stock expressly designated as ranking on parity with the series I preferred, including our series H preferred and series G preferred, and junior to any other class or series of our capital stock expressly designated as ranking senior to the series I preferred. Any future authorization or issuance of a class or series of our capital stock expressly designated as ranking senior to the series I preferred would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of series I preferred and all other shares of any class or series ranking on parity with the series I preferred that are entitled to similar voting rights (voting together as a single class).

Dividends. Subject to the preferential rights of any security senior to the series I preferred as to dividends, the holders of series I preferred are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 5.70% per annum of the $25.00 liquidation preference per share of the series I preferred (equivalent to an annual rate of $1.4250 per share of the series I preferred). Dividends will be payable quarterly in arrears on the 15th day of each January, April, July and October of each year (or if not a business day, on the next succeeding business day). Dividends payable on the series I preferred for any partial or longer period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends on the series I preferred will accumulate as of the dividend payment date on which they first became payable. Dividends on the series I preferred will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next paragraph, unless full cumulative dividends on the series I preferred for all past dividend periods shall have been, or contemporaneously are, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set aside for payment, we will not:

•

declare or pay or set aside for payment of dividends, and we will not declare or make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock, series G preferred or series H preferred, or any other class or series of stock ranking as to dividends on parity with or junior to the series I preferred for any period; or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock, series G preferred or series H preferred, or any other class or series of stock ranking, with respect to dividends and upon liquidation, on parity with or junior to our series I preferred.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock ranking junior to the series I preferred;

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the series I preferred; and

•

our purchase of shares of series I preferred, preferred stock ranking on parity with the series I preferred as to payment of dividends or capital stock or equity securities ranking junior to the series I preferred pursuant to our charter to the extent necessary to preserve our status as a REIT.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to holders of our common stock or any other class or series of our stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, junior to the series I preferred, the holders of shares of series I preferred are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of series I preferred, plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) up to, but not including, the date of payment. The rights of holders of series I preferred to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking senior to or on parity with the series I preferred as to liquidation, including our series H preferred and series G preferred. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of series I preferred will have no right or claim to any of our remaining assets. Our consolidation, conversion or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Optional Redemption. We may not redeem the series I preferred prior to July 16, 2026, except as described below under “—Special Optional Redemption” and “Restrictions on Ownership and Transfer.” On and after July 16, 2026, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the series I preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Unless full cumulative dividends on all outstanding shares of series I preferred shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sufficient sum set aside for payment of all past dividend periods and the then-current dividend period, no shares of series I preferred shall be redeemed unless all outstanding shares of series I preferred are simultaneously redeemed. All shares of the series I preferred that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

If we redeem fewer than all of the outstanding shares of series I preferred, the notice of redemption mailed to each stockholder will also specify the number of shares of series I preferred that we will redeem from each shareholder. In this case, we will determine the number of outstanding shares of series I preferred to be redeemed on a pro rata basis or by lot.

If (i) we have given a notice of redemption, (ii) have set aside sufficient funds for the redemption in trust for the benefit of the holders of the series I preferred called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, those series I preferred will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those series I preferred will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. The holders of those series I preferred will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon such redemption, without interest.

The holders of series I preferred at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the series I preferred on the corresponding payment date notwithstanding the redemption of the series I preferred between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series I preferred to be redeemed.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, redeem the series I preferred, in whole or in part and within 120 days on or after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the series I preferred (whether pursuant to our optional redemption right or our special optional redemption right), you will not have the conversion right described below under “—Conversion Rights.”

If we redeem fewer than all of the outstanding shares of series I preferred, the notice of redemption mailed to each stockholder will also specify the number of shares of series I preferred that we will redeem from each shareholder. In this case, we will determine the number of outstanding shares of series I preferred to be redeemed on a pro rata basis or by lot.

If (i) we have given a notice of redemption, (ii) have set aside sufficient funds for the redemption in trust for the benefit of the holders of the series I preferred called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, those series I preferred will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those series I preferred will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. The holders of those series I preferred will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon such redemption, without interest.

The holders of series I preferred at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the series I preferred on the corresponding payment date notwithstanding the redemption of the series I preferred between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on series I preferred to be redeemed.

A “Change of Control” is when, after the original issuance of the series I preferred, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq.

Conversion Rights. Upon the occurrence of a Change of Control, each holder of series I preferred will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the series I preferred as described under “—Optional Redemption” or “—Special Optional Redemption,” to convert some or all of the shares of series I preferred held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of common stock per series I preferred (the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of series I preferred to be converted plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series I preferred dividend payment and prior to the corresponding series I preferred dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (such quotient, the “Conversion Rate”); and

•	4.1425, or the Share Cap.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 16,570,000 shares of common stock (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form

Consideration”), a holder of shares of series I preferred will receive upon conversion of such series I preferred the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the series I preferred will receive will be the form of consideration elected by the holders of the shares of common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

Series I preferred as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of series I preferred, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of series I preferred that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of series I preferred will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividend thereon to, but not including, the redemption date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of series I preferred into shares of common stock. Notwithstanding any other provision of our series I preferred, no holder of our series I preferred will be entitled to convert such series I preferred for shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the series I preferred. See “Restrictions on Ownership and Transfer.”

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of series I preferred.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash, the average of the closing price per share of common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

Except as provided above in connection with a Change of Control, the series I preferred are not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption. The series I preferred has no maturity date and we are not required to redeem the series I preferred at any time. Accordingly, the series I preferred will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or under circumstances where the holders of shares of series I preferred have a conversion right, the holders of shares of series I preferred decide to convert them. The series I preferred is not subject to any sinking fund.

Limited Voting Rights. Holders of the series I preferred generally do not have any voting rights, except as set forth below.

If dividends on the series I preferred are in arrears for six or more quarterly periods, whether or not consecutive, holders of the shares of series I preferred (voting together as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting or at our next annual meeting of stockholders and each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (which we refer to as a preferred stock director), until all unpaid dividends and the dividend for the then current period with respect to the series I preferred and any other class or series of parity preferred stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such a case, the number of directors serving on the board of directors will be increased by two members. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until our next annual meeting and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates pursuant to the Termination Event (as defined below), whichever occurs earlier.

If and when all accumulated dividends and the dividend for the current dividend period on the series I preferred and for all classes and series of preferred stock ranking on parity with series I preferred and upon which similar voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the series I preferred shall be immediately divested of the voting rights set forth above (subject to revesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate immediately and the entire board of directors will be reduced accordingly (the “Termination Event”).

In addition, so long as any shares of series I preferred remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of series I preferred and each other class or series of preferred stock ranking on parity with the series I preferred with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up upon which similar voting rights have been conferred, voting as a single class, given in person or by proxy, either in writing or at a meeting:

•

authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series I preferred with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding-up of our affairs, or reclassify any of our authorized stock into any such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or

•

amend, alter or repeal the provisions of our charter or the terms of the series I preferred, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series I preferred;

except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the series I preferred remains outstanding with the terms of the series I preferred materially unchanged or the holders of shares of series I preferred receive stock of the successor with substantially identical rights, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of series I preferred, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

Furthermore, if the holders of the series I preferred receive the greater of the full trading price of the series I preferred on the date of an event described in the second bullet point immediately above or the $25.00 liquidation preference per share of series I preferred pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the series I preferred disproportionately relative to other classes or series of preferred stock ranking on parity with the series I preferred with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the series I preferred voting separately as a class, will also be required.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

To qualify as a REIT under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, or the Code, we must meet certain requirements concerning the ownership of our outstanding shares of capital stock. Specifically, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year. Additionally, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

Our charter contains restrictions on the ownership and transfer of our stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of series H preferred, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of series I preferred or 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding capital stock and thereby violate the applicable ownership limit.

Our board of directors, in its sole discretion, prospectively or retroactively, may exempt a person from any or all of the ownership limits if our board of directors determines that:

•

such waiver will not result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT; and

•

subject to certain exceptions, the person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

As a condition of the exception, our board of directors may require an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT and such representations and undertakings as are reasonably necessary to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of an ownership limit or at any other time, subject to the Closely Held Limitation (as defined herein), our board of directors may increase or decrease any or all of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if, among other limitations, the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49.9% in value of our outstanding stock.

Our charter further prohibits:

•

any person from actually, beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any of the gross income requirements imposed on REITs or that would result in us owning more than a 35% interest in any person which manages properties we own) (collectively, the “Closely Held Limitation”); and

•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Shares of stock held by the trustee will be issued and outstanding shares of our stock. The prohibited owner will have no rights in the shares held by the trustee. The prohibited owner will not benefit economically from ownership of any shares of our stock held in trust by the trustee, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares held in the trust. Any dividend or other distribution paid to the prohibited owner prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift or devise, the market price (as defined in our charter) at the time of such devise or gift and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value (or, in the case of the series H preferred or series I preferred, purchase the shares at market price) in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the market price on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer or other event.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request by us, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above. If we issue depositary shares at a future time, those depositary shares will be subject to the same ownership limitations and transfer restrictions with respect to the underlying preferred stock, and will also count toward the overall ownership limitations to the extent of the underlying preferred stock.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of the provisions of Maryland law applicable to us and of our charter and bylaws. For more detail, we refer you to Maryland law, including the MGCL, our charter and our bylaws.

Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of amendments by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of amendments to our charter by a majority of the votes entitled to be cast on the matter. Our bylaws may be amended, altered, repealed or rescinded (a) by our board of directors or (b) by our stockholders, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, except with respect to amendments to the provisions of our bylaws regarding our opt out of the Maryland Business Combination and Control Share Acquisition Acts, which must be approved by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally in the election of directors.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Power to Authorize and Issue Additional Shares of Common Stock and Preferred Stock

Our board of directors, with the approval of a majority of the entire board of directors and without stockholder approval, has the authority to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Our board of directors can cause us to issue additional shares without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of common stock or otherwise be in their best interest.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held each year at a date, time and place (including by means of remote communication) as determined by our board of directors. Special meetings of stockholders may be called only by our board of directors, our Chairman, our Chief Executive Officer or our President and must be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at a meeting. The date, time and place (including by means of remote communication) of any special meetings will be set by our board of directors or our Chairman, Chief Executive Officer or President as provided in our bylaws, whoever has called the meeting. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as required by the bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (x) by or at the direction of our board of directors or (y) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving notice by the stockholder as required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Proxy Access

Our bylaws further provide a “proxy access” right to stockholders. Our bylaws permit a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding shares of common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director nominees constituting up to the greater of (i) 20% of the board of directors, and (ii) two director nominees, for election by the holders of our common stock, provided that the stockholder (or group) and each nominee satisfy the requirements specified in our bylaws.

Board of Directors

Our board of directors currently consists of nine directors. Under our charter and bylaws, the number of directors may be established by our board of directors from time to time but may not be fewer than the minimum number required by the MGCL (which currently is one) or more than fifteen. Under our charter and bylaws, we have elected to be subject to certain provisions of Maryland law which vest in our board of directors the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors even if the remaining directors do not constitute a quorum.

Our directors each serve until the next annual meeting and until their successors are elected and qualify and thus are subject to election annually. Directors will be elected by the vote of a majority of the votes cast in an uncontested election, and by a plurality of the votes cast in a contested election. Under our corporate governance guidelines, if a nominee who is already serving as a director is not elected pursuant to the applicable standard, the director is required to tender his or her resignation to our board of directors. Our corporate governance guidelines provide that our board of directors is required to accept any resignation tendered by a nominee who is already serving as a director if the nominee has received more votes “against” or “withheld” than “for” his or her election at each of two consecutive annual meetings of stockholders at which the election of directors is uncontested. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders entitled to cast a majority of the votes entitled to be cast in the election of directors will be able to elect all of the directors.

Any vacancy will be filled, including any vacancy created by an increase in the number of directors, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director appointed to fill a vacancy shall hold office for the remainder of the full term of the directorship in which such vacancy occurred.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors a director may be removed, with or without cause, upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provisions in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon an affirmative majority vote, and filling the vacancies created by such removal with their own nominees.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot dissolve, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of the votes entitled to be cast on the matter. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of the corporation’s stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of the business combination provisions of the MGCL by resolution of our board of directors and our bylaws contain a provision providing that we may not opt in without approval of our stockholders.

Control Share Acquisitions

With certain exceptions, the MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees. Control shares are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the issue at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, nor does it apply to acquisitions approved or exempted by the corporation’s charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our stock from the control share provisions of Maryland law. We may not repeal this provision without approval of our stockholders.

Maryland Unsolicited Takeover Act

The MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter and bylaws (1) vest in our board of directors the exclusive power to fix the number of directorships and (2) require, unless called by our Chairman, Chief Executive Officer, President or board of directors, the request of holders entitled to cast not less than a majority of the votes entitled to be cast at a meeting to call a special meeting. We also have elected to be subject to the provisions of Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. We do not have a classified board of directors or require a two-thirds vote for removal of any director from our board of directors. Pursuant to Subtitle 8, our board of directors has adopted a resolution prohibiting us from electing to be subject to the provision of Subtitle 8 regarding a classified board of directors unless such election is first approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or series or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify (1) any present or former director or officer or (2) any individual who, while a director or officer and, at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability arising from service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us to provide such indemnification and advance of expenses. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, against reasonable expenses incurred in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, we may not indemnify for an adverse judgment in a suit by or in the right of us or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

If the resolutions of our board of directors and the applicable provisions in our bylaws exempting us from the business combination provisions and the control share acquisition provisions of the MGCL are rescinded, the business combination provisions and the control share acquisition provisions of the MGCL, the provisions of our charter on removal of directors and reclassifying our stock and the advance notice provisions of our bylaws and certain other provisions of our charter and bylaws and the MGCL could delay, defer or prevent a change in control of us or other transactions that might involve a premium price for holders of our common stock or otherwise be in their best interest.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT. If our board of directors so determines, the restrictions set forth in the section above entitled “Restrictions on Ownership and Transfer” will no longer apply.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a real estate investment trust (“REIT”) and the purchase, ownership and disposition of our capital stock. For purposes of this discussion, references to “we,” “our” and “us” mean only Sunstone Hotel Investors, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock, or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the purchase, ownership and disposition of our capital stock, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with the filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2004, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

•

Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•

Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•

Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

•

Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of Our Operating Partnership and the Subsidiary Partnerships and Limited Liability Companies.”

We have control of our operating partnership and most of the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We, through our operating partnership, own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than directly or indirectly operating or managing a lodging or healthcare facility, or directly or indirectly providing to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Ownership of Interests in Subsidiary REITs. We may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

•

Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” if the property to which the rents relate is a qualified lodging facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met, as described below. Also, eligible rents we receive from such a tenant that is our taxable REIT subsidiary generally will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•

We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

Most or all of our rental income is derived from leases of hotels to our taxable REIT subsidiaries. In order for the rent payable under each of these leases to constitute “rents from real property,” each lease must be respected as a true lease for U.S. federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that each such lease is a true lease for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75% or 95% gross income test and, as a result, could fail to qualify as a REIT.

Also, as described above, our taxable REIT subsidiaries may not operate or manage a lodging facility or provide rights to any brand name under which any lodging facility is operated. However, rents we receive from a lease of a hotel to our taxable REIT subsidiary will constitute “rents from real property” if the following conditions are satisfied:

•

First, the hotel must be a “qualified lodging facility.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. Accordingly, we will not be permitted to have gambling or wagering activity on the premises of any of our hotels or to earn income from gambling or wagering activities; and

•

Second, the hotel manager must be an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified lodging facilities for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of our capital stock, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest.

We believe each hotel that we lease to our taxable REIT subsidiaries is a qualified lodging facility, and each hotel manager engaged by our taxable REIT subsidiaries to manage each hotel is an eligible independent contractor. Furthermore, while we will monitor the activities of the eligible independent contractors to maximize the value of our hotel investments, neither we nor our taxable REIT subsidiary lessees will directly or indirectly operate or manage our hotels. Thus, we believe that the rents we derive from our taxable REIT subsidiaries with respect to the leases of our hotels will qualify as “rents from real property.”

We generally do not intend, and, as the managing member of our operating partnership, we do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where any portion of the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but (subject to certain exceptions) not the 75%, gross income test. Notwithstanding the foregoing, our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the managing member of our operating partnership, we intend to cause our operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our operating partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Currently, certain wholly owned subsidiaries of our taxable REIT subsidiary provide services to certain of our tenants and pay rent to us and, from time to time, we may enter into additional leases with our taxable REIT subsidiaries that also provide services to our tenants. We believe we have set, and we intend to set in the future, any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

Fourth, not more than 25% (20% for (i) taxable years beginning before July 31, 2008 and (ii) taxable years beginning after December 31, 2017 and before January 1, 2026) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and our operating partnership own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting power limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 25% (20% for (i) taxable years beginning before July 31, 2008 and (ii) taxable years beginning after December 31, 2017 and before January 1, 2026) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

In addition, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the “Revenue Procedure”) provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as members of our operating partnership exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”

Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our operating partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property.

We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as the managing member of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid. In addition, if a dividend paid by a REIT is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or our operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

Moreover, we or one of our subsidiaries may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as applicable, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).

Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership and the Subsidiary Partnerships and Limited Liability Companies

General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., our operating partnership) for all purposes under the Code, including all REIT qualification tests.

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our operating partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Items of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally will carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

In addition, our operating partnership has made an election under Section 754 of the Code. Accordingly, our proportionate share of the basis of the assets held by our operating partnership was “stepped up” to fair market value to the extent of the portion of our interest in our operating partnership that was purchased from Sunstone Hotel Investors, L.L.C., Sunstone/WB Hotel Investors IV, LLC, Sunstone/WB Manhattan Beach, LLC and WB Hotel Investors, LLC (as opposed to the portion that was acquired directly from our operating partnership in connection with the initial public offering of our common stock in 2004). Our remaining share of our operating partnership’s basis in its assets, however, was not adjusted in connection with the initial public offering and was generally less than the fair market value of the hotels as of the date of the initial public offering. As a result, (a) our depreciation deductions with respect to our hotels will be less than the depreciation deductions that would have been available to us had our tax basis been equal to the fair market value of the hotels as of the date of the initial public offering and (b) we could be allocated taxable gain upon a sale of these hotels in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Partnership Audit Rules. Under current tax law, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock

The following discussion is a summary of certain material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock. This discussion is limited to holders who hold our capital stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding our capital stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons deemed to sell our capital stock under the constructive sale provisions of the Code;

•	tax-qualified retirement plans; and

•	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year, and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S.

holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. Except as described below under “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.

Taxation of Tax-Exempt Holders of Our Capital Stock

Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts. ” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)

the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain ownership rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” ownership generally will be determined by looking through certain pass-through entities and certain other entities. Notwithstanding the foregoing ownership rules, a person who at all applicable times holds less than 5% of a class of a REIT’s stock that is “regularly traded” on an established securities market in the United States will be treated as a United States person unless the REIT has actual knowledge that such person (i) is not a United States person or (ii) in certain cases, is a foreign-controlled entity. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

(2)

such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in

Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”

Information Reporting and Backup Withholding

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or proceeds from the sale or other taxable disposition of such stock. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our capital stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock and capital gains from the sale or other disposition of stock, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisors regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

PLAN OF DISTRIBUTION

We, or any of the selling securityholders may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Venable LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. Latham & Watkins LLP, Los Angeles, California, is our counsel with respect to tax and other matters relating to the securities.

EXPERTS

The consolidated financial statements of Sunstone Hotel Investors, Inc. appearing in Sunstone Hotel Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Sunstone Hotel Investors, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Sunstone Hotel Investors, Inc.

$300,000,000

Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities	BTIG	Cantor	Capital One Securities

Huntington Capital Markets	Jefferies	J.P. Morgan

M&T Securities	Regions Securities LLC	Truist Securities	Wells Fargo Securities

August 10, 2026